Exhibit 99.1

Investor and Media Contacts:

Alex Wellins or Jennifer Jarman

The Blueshirt Group for Roxio, Inc.

(415) 217-7722

alex@blueshirtgroup.com;

jennifer@blueshirtgroup.com

ROXIO BEATS FOURTH QUARTER ESTIMATES AND PLANS FOR

SUBSTANTIAL GROWTH FROM NAPSTER IN FISCAL 2005

Napster and Dixons Group Sign Multi-Year Agreement to Support Napster’s

Planned Summer Launch in the UK

SANTA CLARA, Calif. – May 5, 2004 - Roxio, Inc. (Nasdaq: ROXI), The Digital Media Company® and the parent company of Napster®, today reported financial results for its fiscal fourth quarter and year ended March 31, 2004. Separately, Napster today announced that it has signed a multi-year marketing partnership with Dixons Group plc, the largest electronics retailer in the United Kingdom. Under terms of the agreement, Napster will be promoted as the only on-line music service available at the Dixons Group, which encompasses 1,100 Dixons, PC World, The Link and Currys storefronts.

Roxio’s net revenues for the fourth quarter of fiscal 2004 were $33.6 million, compared to $33.8 million in the fourth quarter of the prior fiscal year. Roxio’s reported net loss for the fourth quarter was $6.6 million, or $0.20 per basic and diluted share, as compared to net income of $2.3 million, or $0.12 per basic and diluted share, in the fourth quarter of the prior fiscal year. Shares used for computing basic and fully diluted earnings per share were approximately 32.7 million for the fourth fiscal quarter ended March 31, 2004. Shares used for computing basic and fully diluted earnings per share were approximately 19.5 million and 19.8 million, respectively, for the fourth quarter of the prior fiscal year.

Net revenue for the fiscal year ended March 31, 2004 was $99.3 million, as compared to net revenue of $120.4 million for fiscal 2003. Roxio’s net loss for fiscal 2004 was $44.4 million, or $1.62 per basic and diluted share, compared to a net loss of $9.9 million, or $0.51 per basic and diluted share, in fiscal 2003.

For the fourth quarter, Roxio’s digital media software division recorded revenues of $27.5 million and a pretax income of $4.8 million, including restructuring charges of $2.9 million. Revenues for the company’s online music division totaled $6.1 million, and pretax loss was $9.8 million. Combined pretax loss for the two divisions was approximately $5.0 million.

“Roxio posted a strong finish to fiscal 2004, with fourth quarter results that surpassed our expectations for both our software and Napster divisions, as well as better than anticipated expense management and a cash and short-term investments position of $67.1 million at the end of March,” said Chris Gorog, Roxio’s Chairman and CEO. “We have returned the software division to profitability and are very pleased with the strong debut of Roxio Easy Media Creator 7, which has earned multiple Editor’s Choice awards and continues as the frontrunner in the digital media suite category. Napster continues to lead the Windows-only music download market and we are very pleased to be moving forward with Napster’s international expansion with world-class partners like Dixons Group. Napster’s improving results are expected to help propel Roxio to significant year-over-year revenue growth in fiscal 2005.”

Business Outlook

For the first quarter of fiscal 2005, Roxio expects total revenues of approximately $28 million, with roughly $21 million from the software division and $7 million from Napster. Net loss per share for the quarter is expected to be approximately $0.26.

For the fiscal year, the software division is expected to generate revenues in the range of $75 million to $80 million and continued positive operating margins, reflecting continued growth in retail revenues offset by the anticipated decrease in OEM revenues. Expenses related to Napster are expected to decrease as a percentage of sales over the next several quarters, and Napster is expected to deliver double-digit sequential revenue growth throughout fiscal 2005, resulting in a revenue contribution of $30 million to $40 million.

Roxio Software Division Highlights

•	Launched Easy Media Creator 7, Roxio’s next generation, full-featured photo, video, music, burning, and authoring applications which combines the improved burning suite of Easy CD & DVD Creator with Roxio’s best-of-breed PhotoSuite 7 Platinum, VideoWave 7 Professional, and online music service Napster.

•	Received Editor’s Choice awards for Roxio Easy Media Creator 7 from PC Magazine, CNET and EMedia Magazine.

•	Announced the availability of Toast with Jam 6, which combines its best-of-breed CD and DVD burning software for the Macintosh, Toast 6 Titanium, with a rich array of studio-quality audio software that enables musicians and music lovers alike to create superior sounding CDs and DVDs.

•	Introduced VideoWave 7 Professional and PhotoSuite 7 Platinum, the latest versions of Roxio’s digital video editing and photo editing software.

Napster Division Highlights

•	Introduced Napster’s Super Peer™ application, an active cache-management system that employs IBM’s services and open standards-based technology to help universities, ISPs and businesses conserve bandwidth and enable their customers to safely and rapidly download music authorized for digital distribution.

•	Hired Brand Central LLC as its exclusive U.S. licensing agency to help extend Napster, the world’s most recognized brand in online music, into a full-scale lifestyle brand.

•	Appointed Michelle Santosuosso as VP of artist and label relations. Santosuosso brings a wealth of radio and record company experience to Napster and will be responsible for managing and developing Napster’s label and artist relationships, overseeing NapsterLive, the service’s exclusive in-house recording sessions, and creating new opportunities for artists with Napster.

Earnings Call Information

The Roxio fourth quarter teleconference and webcast is scheduled to begin at 1:30 p.m., Pacific Time, on Wednesday, May 5, 2004. To participate on the live call, analysts and investors should dial 800-374-1636 at least ten minutes prior to the call and reference conference ID: 6442030. Roxio will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at http://investor.roxio.com.

About Roxio and Napster

Roxio, Inc. provides the best selling digital media software in the world and owns Napster®, the world’s most recognized brand in online music. Roxio makes award-winning software products for CD/DVD burning, photo editing and video editing. Roxio’s family of products includes category-leading products Roxio Easy Media Creator™, Easy CD & DVD Creator™, Digital Media Suite®, Easy CD Creator® (Windows) and Toast® (Macintosh) for CD/DVD burning, PhotoSuite® for digital photography, and VideoWave® for digital video. Roxio’s current installed base is in excess of 100 million users. Roxio distributes its products globally through strategic partnerships with major hardware manufacturers, in stores with the leading worldwide retailers, through Internet partnerships and also sells its products direct at www.roxio.com. Napster has content agreements with the five major record labels, as well as hundreds of independents. Napster delivers access to the largest catalog of online music with more than 600,000 tracks spanning all genres and artists from Eminem to Miles Davis.

Safe Harbor Statement

Except for historical information, the matters discussed in this press release, in particular matters related to future revenue, net income (loss), and operating margins for Roxio’s software and Napster divisions; and Roxio’s relationship with Dixon’s Group and with content providers are forward-looking statements that are subject to certain risks and uncertainties such as decreased demand for our products; flaws inherent in our products or services; intense competition; failure to obtain content licenses in domestic and international markets; failure to maintain relationships with strategic partners and content providers; general economic conditions and third party claims, that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Roxio’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on February 17, 2004, copies of which are available at the website maintained by the SEC at http://www.sec.gov. Roxio assumes no obligation to update the forward-looking statements included in this press release.

Copyright © 2004 Roxio, Inc. All rights reserved. Roxio, the Roxio tagline, Roxio Easy Media Creator, Easy CD & DVD Creator, Digital Media Suite, Easy CD Creator, PhotoSuite, VideoWave, Toast, and Napster are either trademarks or registered trademarks of Roxio, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks used are owned by their respective owners.

ROXIO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2004	March 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$36,911	$36,820
Restricted cash	1,735	—
Short-term investments	28,490	16,677
Accounts receivable, net of allowance for doubtful accounts of $991 at March 31, 2004 and $850 at March 31, 2003	16,279	18,196
Inventories	1,187	460
Prepaid expenses and other current assets	6,293	3,366
Deferred income taxes	150	4,709

Total current assets	91,045	80,228

Long-term investment	3,000	3,059
Property and equipment, net	9,933	9,058
Goodwill, net	91,723	55,247
Other intangibles assets, net	5,899	10,314
Other assets	1,748	589

Total assets	$203,348	$158,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,610	$11,952
Income taxes payable	2,841	1,353
Accrued liabilities	30,102	20,987
Deferred revenues	1,545	725
Current portion of long-term debt	15,420	606

Total current liabilities	56,518	35,623

Long-term liabilities:
Long-term debt	68	5,490
Deferred income taxes	—	1,190
Other liabilities	2,381	—

Total liabilities	58,967	42,303

Stockholders’ equity:
Preferred stock, $0.001 par value; Authorized: 10,000 shares;
Issued and outstanding: none at March 31, 2003 and 2002	—	—
Common stock, $0.001 par value; Authorized: 100,000 shares;
Issued and outstanding: 33,543 shares at March 31, 2004 and 19,574 shares at March 31, 2003	34	20
Additional paid-in capital	195,503	127,804
Deferred stock-based compensation	(1,386)	(2,886)
Accumulated deficit	(55,088)	(10,675)
Accumulated other comprehensive income	5,318	1,929

Total stockholders’ equity	144,381	116,192

Total liabilities and stockholders’ equity	$203,348	$158,495

ROXIO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2004	2003	2004	2003
Net revenues:
Consumer software	$27,498	$33,756	$87,332	$120,408
Online music	6,061	—	11,964	—

Total net revenues	33,559	33,756	99,296	120,408

Cost of revenues:
Consumer software (1)	6,010	8,490	23,495	31,357
Online music (2)	5,163	—	10,422	—
Amortization of purchased technologies	604	651	2,399	2,791

Total cost of revenues	11,777	9,141	36,316	34,148

Gross profit	21,782	24,615	62,980	86,260

Operating expenses:
Research and development (3)	7,158	5,872	31,142	21,582
Sales and marketing (4)	8,450	9,198	42,625	41,255
General and administrative (5)	5,929	5,761	23,994	26,804
Restructuring charges	3,950	147	10,417	578
Amortization of intangible assets	868	986	2,803	3,610
Stock-based compensation charges	523	489	2,073	1,936

Total operating expenses	26,878	22,453	113,054	95,765

Income (loss) from operations	(5,096)	2,162	(50,074)	(9,505)
Gain on sale of GoBack product line	30	—	10,622	—
Other income (loss), net (6)	26	(94)	(15)	471

Income (loss) before provision for income taxes	(5,040)	2,068	(39,467)	(9,034)
Provision (benefit) for income taxes	1,525	(256)	4,946	910

Net income (loss)	$(6,565)	$2,324	$(44,413)	$(9,944)

Earnings per share:
Basic	$(0.20)	$0.12	$(1.62)	$(0.51)

Diluted	$(0.20)	$0.12	$(1.62)	$(0.51)

Weighted average shares used in computing basic and diluted net income (loss) per share
Basic	32,691	19,498	27,496	19,477

Diluted	32,691	19,783	27,496	19,477

(1)	Excludes stock-based compensation charges of $9 and $10 for the three months ended March 31, 2004 and 2003, respectively, and $38 and $49 for the fiscal year ended March 31, 2004 and 2003, respectively. Excludes restructuring charges of $128 and $0 for the three months ended March 31, 2004 and 2003, respectively, and $1,089 and $53 for the fiscal year ended March 31, 2004 and 2003, respectively.

(2)	Excludes restructuring charges of $0 and $33 for the three months ended March 31, 2004 and 2003, respectively, and $2 and $0 for the fiscal year ended March 31, 2004 and 2003, respectively.

(3)	Excludes stock-based compensation charges of $136 and $142 for the three months ended March 31, 2004 and 2003, respectively, and $561 and $715 for the fiscal year ended March 31, 2004 and 2003, respectively. Excludes restructuring charges of $1,352 and $14 for the three months ended March 31, 2004 and 2003, respectively, and $1,949 and $42 for the fiscal year ended March 31, 2004 and 2003, respectively.

(4)	Excludes stock-based compensation charges of $121 and $127 for the three months ended March 31, 2004 and 2003, respectively, and $503 and $113 for the fiscal year ended March 31, 2004 and 2003, respectively. Excludes restructuring charges of $97 and $84 for the three months ended March 31, 2004 and 2003, respectively, and $1,006 and $297 for the fiscal year ended March 31, 2004 and 2003, respectively.

(5)	Excludes stock-based compensation charges of $257 and $210 for the three months ended March 31, 2004 and 2003, respectively, and $971 and $1,059 for the fiscal year ended March 31, 2004 and 2003, respectively. Excludes restructuring charges of $2,373 and $16 for the three months ended March 31, 2004 and 2003, respectively, and $4,674 and $186 for the fiscal year ended March 31, 2004 and 2003, respectively.

(6)	Excludes restructuring charges of $0 and $0 for the three months ended March 31, 2004 and 2003 respectively, and $1,697 and $0 for the fiscal year ended March 31, 2004 and 2003, respectively.

ROXIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended March 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(44,413)	$(9,944)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	10,619	9,742
Stock-based compensation charges	2,073	2,641
Re-measurement of warrants issued to strategic partner	—	(705)
Provision for (recovery of) doubtful accounts	(438)	649
Restructuring charges related to impairment of fixed assets	2,416	—
Loss on retirement of assets	326	—
Gain on sale of assets	(10,622)	—
Deferred income taxes	3,559	(1,548)
Change in operating assets and liabilities:
Accounts receivable	2,422	10,391
Inventories	(793)	(147)
Prepaid expenses and other assets	1,798	(184)
Accounts payable	(5,152)	1,959
Income taxes payable	1,483	4,256
Accrued liabilities	2,746	(7,491)
Deferred revenues	820
Other liabilities	2,381

Net cash provided by (used in) operating activities	(30,775)	9,619

Cash flows from investing activities:
Purchases of property and equipment	(4,793)	(4,187)
Proceeds from sale of assets	9,980	—
Purchases of other intangible assets	(63)	(5,726)
Purchases of short-term investments	(31,928)	(27,578)
Proceeds from sale of short-term investments	11,515	11,075
Maturities of short-term investments	8,600	4,526
Transfer to restricted cash accounts	(1,735)	—
Investment in non-consolidated companies	—	(3,000)
Acquisition of Pressplay, net of cash acquired	(14,552)	—

Net cash used in investing activities	(22,976)	(24,890)

Cash flows from financing activities:
Principal payment of capital lease obligation	(613)	(557)
Payments of short-term debt	(5,000)	—
Proceeds from line of credit	15,000	5,000
Issuance of common stock under employee stock plan	2,493	1,368
Issuance of common stock from private equity financing	41,424	—
Repurchase and retirement of common stock	—	(1,065)

Net cash provided by financing activities	53,304	4,746

Effect of exchange rates on cash	538	65

Change in cash and cash equivalents	91	(10,460)
Cash and cash equivalents at beginning of period	36,820	47,280

Cash and cash equivalents at end of period	$36,911	$36,820

Supplemental cash flow information:
Cash paid for interest	$490	$220

Cash paid for income taxes	$1,313	$1,832